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 EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





The Board of Directors
Access Capital Community Investment Fund, Inc.:

We consent to the use of our report included herein, dated July 8, 1999, in the May 31, 1999 Annual Report on Form 10-K of Access Capital Strategies Community Investment Fund, Inc.


                                                        /s/ KPMG LLP

Boston, Massachusetts
November 27, 2000